UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2025

MONROE CAPITAL INCOME PLUS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 7, 2025, Monroe Capital Income Plus Corporation, a Maryland corporation (“MCIP”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Monroe Capital Corporation, a Maryland corporation (“MRCC”), and Monroe Capital BDC Advisors, LLC, a Delaware limited liability company and investment adviser to MRCC and MCIP (“Monroe Advisor”), pursuant to which, subject to the satisfaction or waiver of the closing conditions set forth in the Asset Purchase Agreement, on the closing date of the transactions contemplated by the Asset Purchase Agreement (the “Closing Date”), MCIP will acquire the investment assets of MRCC at fair value, as determined shortly before the Closing Date, for cash (the “Asset Purchase”).

Under the Asset Purchase Agreement, the Asset Purchase is contingent upon, and will become effective immediately prior to the effectiveness of, the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of August 7, 2025 (the “Merger Agreement”), by and among Horizon Technology Finance Corporation (“HRZN”), HMMS, Inc., MRCC, Monroe Advisor and Horizon Technology Finance Management LLC.

Both the Asset Purchase and Merger are structured to comply with the safe harbor provision of Rule 17a-8 of the Investment Company Act of 1940, as amended. The boards of directors of both MRCC and MCIP, including each of their respective independent directors (in each case, on the recommendation of a special committee of each such board comprised solely of certain independent directors of the applicable board), have approved the Asset Purchase Agreement and the transactions contemplated therein.

As of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Closing Date (such date, the “Determination Date”), MRCC will deliver to MCIP a calculation of fair value of the Purchased Assets (as defined in the Asset Purchase Agreement) as of such date (such calculation, the “Closing MRCC Asset Value”), using a pre-agreed set of assumptions, methodologies and adjustments. At the Closing Date, MCIP shall pay, or cause to be paid, an amount in cash equal to the Closing MRCC Asset Value to MRCC (or its designee) by wire transfer of immediately available funds to such account or accounts as directed in writing by MRCC. Following the Asset Purchase, MRCC’s only assets will be the net cash proceeds from the sale after giving effect to the receipt of proceeds from the Asset Purchase, repayment of liabilities, transaction costs and distribution of undistributed net investment income. Pursuant to and subject to the terms and conditions of the Merger Agreement, subsequent to the closing of the Asset Purchase, MRCC will merge with HRZN.

The Asset Purchase Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of MRCC’s business during the period prior to the closing of the Asset Purchase. In addition, during that period, MRCC has agreed to convene and hold a stockholder meeting for the purpose of obtaining the approval required of MRCC’s stockholders in connection with the Asset Purchase and the Merger and has agreed to recommend that the stockholders approve such proposals.

The Asset Purchase Agreement provides that MRCC may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the MRCC board of directors may, subject to certain conditions and in some instances payment by a third-party acquiror of a termination fee, change its recommendation to the applicable stockholders, terminate the Asset Purchase Agreement and enter into an agreement with respect to a superior alternative proposal if it determines in its reasonable good faith judgment, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to breach its standard of conduct under applicable law (taking into account any changes to the Asset Purchase Agreement proposed by MCIP).

Consummation of the Asset Purchase, which is currently anticipated to occur during the fourth quarter of 2025, is subject to certain closing conditions, including (1) requisite approvals of MRCC stockholders, (2) the absence of certain legal impediments to the consummation of the Asset Purchase, (3) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Asset Purchase Agreement, (4) required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and (5) the satisfaction or waiver of the closing conditions in the Merger Agreement (other than the condition precedent with respect to the Asset Purchase).

The Asset Purchase Agreement also contains certain termination rights in favor of MCIP and MRCC, including if the Asset Purchase is not completed on or before February 9, 2026 or if the requisite approvals of MRCC stockholders are not obtained. The Asset Purchase Agreement also provides that, upon the termination of the Asset Purchase Agreement followed by an acquisition of MRCC by a third party not affiliated with Monroe Advisor, such third party acquiror may be required to pay MCIP a termination fee of approximately $5.4 million. The Asset Purchase Agreement further provides that, upon termination of the Asset Purchase Agreement due to certain conditions set forth therein, MRCC may be required (by itself or through Monroe Advisor) to reimburse MCIP for all reasonable fees and expenses incurred by MCIP in connection with the Asset Purchase.

The description above is only a summary of the material provisions of the Asset Purchase Agreement and is qualified in its entirety by reference to a copy of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The representations and warranties and covenants set forth in the Asset Purchase Agreement have been made only for purposes of such agreement and were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any factual information regarding the parties to the Asset Purchase Agreement or their respective businesses.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute forward-looking statements because they relate to future events, future performance or financial condition of MRCC or MCIP or the proposed sale of assets by MRCC to MCIP. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the surviving companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual events and results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the proposed transactions closing; (ii) the expected synergies and savings associated with the proposed transactions; (iii) the ability to realize the anticipated benefits of the proposed transactions; (iv) the possibility that one or more of the various closing conditions to the transactions may not be satisfied or waived on a timely basis or otherwise, including risks that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the shareholders of MRCC or HRZN may not be obtained; (v) the possibility that competing offers or acquisition proposals will be made; (vi) risks related to diverting management's attention from ongoing business operations; (vii) the risk that shareholder litigation in connection with the proposed transactions may result in significant costs of defense and liability; (viii) changes in the economy, financial markets and political environment, including the impacts of inflation and interest rates; (ix) risks associated with possible disruption in the operations of MCIP or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, tariffs or public health crises and epidemics; (x) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xi) conditions in MCIP’s operating areas, particularly with respect to BDCs or regulated investment companies; and (xii) other considerations that may be disclosed from time to time in MCIP’s publicly disseminated documents and filings.  MCIP has based the forward-looking statements included in this Current Report on Form 8-K on information available to them on the date hereof, and it assumes no obligation to update any such forward-looking statements. Although MCIP undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MRCC and MCIP in the future may file with the SEC, including, without limitation, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the proposed transactions, MRCC and HRZN plan to file with the SEC and mail to their respective shareholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”). The Joint Proxy Statement will contain important information about MRCC, the Asset Purchase and related matters. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Asset Purchase Agreement, by and among Monroe Capital Corporation, Monroe Capital Income Plus Corporation and Monroe Capital BDC Advisors, LLC, dated as of August 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Monroe Capital Income Plus Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: August 8, 2025	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer and Chief Investment Officer